Exhibit 99.1

NEWS RELEASE

For Immediate Release	Contact:	William W. Sherertz
President and
Chief Executive Officer
Telephone:	(360) 828-0700

BBSI

ANNOUNCES THIRD QUARTER 2008 OPERATING RESULTS,

FINANCIAL GUIDANCE FOR 4Q08, INCREASE TO SHARE REPURCHASE PROGRAM, DECLARATION OF QUARTERLY CASH DIVIDEND AND CONFERENCE CALL

VANCOUVER, WASHINGTON, October 28, 2008 - Barrett Business Services, Inc. (Nasdaq: BBSI) reported today net income of $650,000 for the third quarter ended September 30, 2008, a decline of $5.6 million or 89.7% from net income of $6.3 million for the third quarter of 2007. Diluted earnings per share for the 2008 third quarter were $.06, as compared to diluted earnings per share of $.54 for the same quarter a year ago.

As previously reported, the Company recorded a non-cash, marked-to-market impairment charge of approximately $3.5 million, or $.32 per diluted share, in the third quarter of 2008 relating to its investment in four closed-end bond funds. The Company recorded no income tax benefit on this impairment charge given the uncertainty of the Company’s ability to generate future taxable investment gains required to utilize these investment losses.

Net revenues for the third quarter ended September 30, 2008 totaled $77.5 million, a decrease of approximately $5.4 million or 6.6% from the $82.9 million for the same quarter in 2007.

Barrett Business Services, Inc.

News Release – Third Quarter 2008

October 28, 2008

	(Unaudited)		(Unaudited)
($ in thousands, except per share amounts)	Third Quarter Ended		Nine Months Ended
	September 30,		September 30,
Results of Operations	2008	2007	2008	2007
Revenues:
Staffing services	$44,468	$43,911	$120,891	$101,673
Professional employer service fees	32,993	38,997	94,947	105,709
Total revenues	77,461	82,908	215,838	207,382
Cost of revenues:
Direct payroll costs	32,941	35,642	89,267	79,200
Payroll taxes and benefits	21,201	21,835	66,367	66,288
Workers’ compensation	8,410	6,633	22,679	18,441
Total cost of revenues	62,552	64,110	178,313	163,929
Gross margin	14,909	18,798	37,525	43,453
Selling, general and administrative expenses	10,007	9,530	27,841	24,645
Depreciation and amortization	385	350	1,143	1,015
Income from operations	4,517	8,918	8,541	17,793
Loss on impairment of investments	(3,483)	—	(3,483)	—
Other income, net	465	776	1,678	2,351
Income before taxes	1,499	9,694	6,736	20,144
Provision for income taxes	849	3,412	2,745	7,253
Net income	$650	$6,282	$3,991	$12,891
Basic earnings per share	$.06	$.56	$.36	$1.14
Weighted average basic shares outstanding	10,781	11,276	10,935	11,265
Diluted earnings per share	$.06	$.54	$.36	$1.10
Weighted average diluted shares outstanding	10,997	11,691	11,214	11,687

The Company reports its Professional Employer Organization services (“PEO”) revenues on a net basis because it is not the primary obligor for the services provided by the Company’s PEO clients to their customers. The gross revenues and cost of revenues information below, although not in accordance with generally accepted accounting principles (“GAAP”), is presented for comparison purposes and because management believes such information is more informative as to the level of the Company’s business activity and more useful in managing its operations.

Barrett Business Services, Inc.

News Release – Third Quarter 2008

October 28, 2008

	(Unaudited)		(Unaudited)
	Third Quarter Ended		Nine Months Ended
(in thousands)	September 30,		September 30,
	2008	2007	2008	2007
Revenues:
Staffing services	$44,468	$43,911	$120,891	$101,673
Professional employer services	243,927	252,855	696,579	720,325
Total revenues	288,395	296,766	817,470	821,998
Cost of revenues:
Direct payroll costs	242,396	247,934	686,136	689,167
Payroll taxes and benefits	21,201	21,835	66,367	66,288
Workers’ compensation	9,889	8,199	27,442	23,090
Total cost of revenues	273,486	277,968	779,945	778,545
Gross margin	$14,909	$18,798	$37,525	$43,453

Gross revenues of $288.4 million for the third quarter ended September 30, 2008 declined 2.8% from the similar period in 2007. For the nine months of 2008, gross revenues of $817.5 million decreased 0.6% from the comparable 2007 period.

A reconciliation of non-GAAP gross revenues to net revenues is as follows:

For the third quarters ended September 30, 2008 and 2007:

	(Unaudited)
	Three Months Ended September 30,
	Gross Revenue				Net Revenue
(in thousands)	Reporting Method		Reclassification		Reporting Method
	2008	2007	2008	2007	2008	2007
Revenues:
Staffing services	$44,468	$43,911	$—	$—	$44,468	$43,911
Professional employer services	243,927	252,855	(210,934)	(213,858)	32,993	38,997
Total revenues	$288,395	$296,766	$(210,934)	$(213,858)	$77,461	$82,908
Cost of revenues	$273,486	$277,968	$(210,934)	$(213,858)	$62,552	$64,110

Barrett Business Services, Inc.

News Release – Third Quarter 2008

October 28, 2008

For the nine months ended September 30, 2008 and 2007:

	(Unaudited)
	Nine Months Ended September 30,
	Gross Revenue				Net Revenue
(in thousands)	Reporting Method		Reclassification		Reporting Method
	2008	2007	2008	2007	2008	2007
Revenues:
Staffing services	$120,891	$101,673	$—	$—	$120,891	$101,673
Professional employer services	696,579	720,325	(601,632)	(614,616)	94,947	105,709
Total revenues	$817,470	$821,998	$(601,632)	$(614,616)	$215,838	$207,382
Cost of revenues	$779,945	$778,545	$(601,632)	$(614,616)	$178,313	$163,929

The following summarizes the unaudited consolidated balance sheets at September 30, 2008 and December 31, 2007.

Barrett Business Services, Inc.

News Release – Third Quarter 2008

October 28, 2008

	September 30,	December 31,
(in thousands)	2008	2007
Assets
Current assets:
Cash and cash equivalents	$28,302	$9,777
Marketable securities	22,967	50,364
Trade accounts receivable, net	47,866	36,673
Prepaid expenses and other	1,776	2,336
Deferred income taxes	2,163	3,138
Workers’ compensation receivables for insured claims	225	225
Total current assets	103,299	102,513
Marketable securities	4,648	4,772
Goodwill, net	47,338	41,508
Property, equipment and software, net	15,746	16,136
Restricted marketable securities and workers’ compensation deposits	3,821	2,750
Other assets	1,656	1,649
Workers’ compensation receivables for insured claims	3,412	3,896
	$179,920	$173,224

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,207	$1,516
Accrued payroll, payroll taxes and related benefits	41,323	33,553
Income taxes payable	475	—
Other accrued liabilities	919	1,064
Workers’ compensation claims liabilities	7,935	6,031
Workers’ compensation claims liabilities for insured claims	225	225
Safety incentives liabilities	4,895	5,911
Total current liabilities	56,979	48,300
Customer deposits	698	752
Long-term workers’ compensation claims liabilities	4,918	4,021
Long-term workers’ compensation liabilities for insured claims	2,317	2,464
Deferred income taxes	3,269	3,268
Deferred gain on sale and leaseback	579	671
Stockholders’ equity	111,160	113,748
	$179,920	$173,224

Outlook for Fourth Quarter 2008

The Company also disclosed today limited financial guidance with respect to its operating results for the fourth quarter ending December 31, 2008. The Company expects gross revenues for the fourth quarter of 2008 to range from $274 million to $278 million, as compared to $293.8 million for the fourth quarter of 2007, and anticipates diluted earnings per share for the fourth quarter of 2008 to range from $.30 to $.34 per share, as compared to $.34 per share for the same period a year ago. A reconciliation of estimated gross revenues to estimated GAAP net revenues for the fourth quarter of 2008 is not included because PEO revenues and cost of PEO revenues for the period are not reasonably estimable.

Barrett Business Services, Inc.

News Release – Third Quarter 2008

October 28, 2008

Increase in Share Repurchase Program and Declaration of Quarterly Cash Dividend

The Company announced today that its board of directors has increased the number of shares the Company is authorized to repurchase under its share repurchase program from one million shares to three million shares.

The Company’s board also declared a regular quarterly cash dividend of $0.08 per share. The cash dividend will be paid on December 12, 2008 to all stockholders of record as of November 28, 2008.

Conference Call

On October 29 at 9:00 a.m. Pacific Time, William W. Sherertz, Michael L. Elich and James D. Miller will host an investor telephone conference call to discuss third quarter 2008 operating results. To participate in the call, dial (877) 356-3717. The call identification number is 70239519. The conference call will also be webcast live at www.barrettbusiness.com. To access the webcast, click on the Investor Relations section of the Web site and select Webcast. A replay of the call will be available beginning Wednesday, October 29, 2008 at 12:00 p.m. PT and ending on Wednesday, November 5, 2008. To listen to the recording, dial (800) 642-1687 and enter conference identification code 70239519.

Statements in this release about future events or performance, including gross revenues and earnings expectations for the fourth quarter of 2008, are forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Factors that could affect future results include economic conditions in the Company's service areas, the effect of changes in the Company's mix of services on gross margin, the Company's ability to successfully integrate acquired businesses with its existing operations, future workers' compensation claims experience, the effect of changes in the workers’ compensation regulatory environment in one or more of its primary markets, the collectibility of accounts receivable and the effect of conditions in the global capital markets on the Company’s investment portfolio, among others. Other important factors that may affect the Company’s future prospects are described in the Company’s 2007 Annual Report on Form 10-K. Although forward-looking statements help to provide complete information about the Company, readers should keep in mind that forward-looking statements may be less reliable than historical information. The Company undertakes no obligation to update or revise forward-looking statements in this release to reflect events or changes in circumstances that occur after the date of this release.

BBSI provides a comprehensive range of human resource management solutions to large and small companies throughout many regions of the United States.

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